Exhibit 23.1

                       [Letterhead of Coopers & Lybrand]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of
Berkshire Realty Company, Inc. and Subsidiaries on Form S-8 (File No. 333-     )
of our report dated January 16, 1998, except for Note V for which the date is February 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Berkshire Realty Company, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995.


                                            /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 30, 1998